Exhibit 99.1

Bryn Mawr Bank Corporation

FOR RELEASE: IMMEDIATELY	Ted Peters, Chairman
FOR MORE INFORMATION CONTACT:	610-581-4800
Francis J. Leto, EVP
610-581-4730
J. Duncan Smith, CFO
610-526-2466

Bryn Mawr Bank Corporation to Acquire Davidson Trust Company, Devon PA.

BRYN MAWR, Pa., February 3, 2012 - Bryn Mawr Bank Corporation (NASDAQ: BMTC) (the “Corporation”), parent of The Bryn Mawr Trust Company (the “Bank”), today announced that it has entered into a definitive agreement to acquire Davidson Trust Company (the “Company”) from Boston Private Financial Holdings, Inc. and members of the Company’s management group.

The acquisition is expected to increase the assets under management of the Bank’s Wealth Management Division by approximately $1.0 billion. Ted Peters, Chairman and CEO of the Bank, commented, “We are excited that Davidson Trust Company has decided to join the Bryn Mawr Trust family of wealth management companies. Davidson has long been recognized as one of the premier trust and investment firms in the nation. Davidson’s clients will continue to receive the same high-quality service and advice from their current relationship team.” Francis J. Leto, EVP and head of the Wealth Management Division added, “Wealth management is a core competency at Bryn Mawr Trust and we remain focused and committed to growing this strategically important business. With this acquisition, the Wealth Management Division continues its track record of expansion, which began with the acquisition of Lau Associates, a high net worth family office in Delaware, and continued with the launch of Bryn Mawr Trust Company of Delaware which brought trust and investment services to the Delaware market, and the acquisition of the Private Wealth Management Group of the Hershey Trust Company, which expanded our market foot print. The addition of Davidson Trust Company will bring deeper market penetration in our core market. With this strategic move, we are expanding our range of services as well as our market area and depth of penetration.”

James M. Davidson, Chairman and Founder of Davidson Trust Company, commented, “We believe that this transaction will represent a great opportunity for our clients and staff. We are confident that the transition will be smooth and seamless for our clients. More importantly, they will benefit from having additional services available to them such as private banking, family office and other lending services. I am delighted that we are joining Bryn Mawr Trust.” Alvin A. Clay, III, CEO and Principal, added, “This is a very positive development for our clients and staff. We have always admired Bryn Mawr Trust and the feeling was obviously mutual. They have a depth of resources that will clearly help our professionals serve our clients better, and Davidson has expertise that will enhance the experience of Bryn Mawr’s clients.”

The Company will remain in its current location at 20 N. Waterloo Road, Devon, PA and clients will continue to be supported by the investment advisors and client service teams with whom they have worked in the past. For information about the Company visit www.davidsontrust.com.

The Company will be acquired for cash, and the transaction is expected to close in the second quarter of 2012, subject to certain conditions and regulatory approvals. For a complete description of the transaction please review our filings with the Securities and Exchange Commission (the “SEC”), which will be available on our website (www.bmtc.com) on February 7, 2012.

About the Corporation

The Corporation, including its wholly-owned subsidiary, the Bank, which was founded in 1889, has $1.77 billion in corporate assets and $4.83 billion in trust and investment assets under management, administration, supervision, and brokerage. The Bank offers a full range of personal and business banking services, consumer and commercial loans, equipment leasing, mortgages, and insurance, as well as wealth management services including investment management, trust and estate administration, retirement planning, custody services, and tax planning and preparation. Headquartered in Bryn Mawr, Pennsylvania, the Bank has seventeen full-service branches serving residents and businesses in the suburbs of Philadelphia. It also maintains seven limited service offices in adult life care communities.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains statements which, to the extent that they are not recitations of historical fact may constitute forward-looking statements for purposes of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. Such forward-looking statements may include financial and other projections as well as statements regarding the Corporation’s or the Company’s future plans, objectives, performance, revenues, growth, profits, operating expenses or underlying assumptions. The words often include but are not limited to, “may”, “would”, “should”, “could”, “will”, “likely”, “possibly”, “expect,” “anticipate,” “intend”, “estimate”, “target”, “potentially”, “probably”, “outlook”, “predict”, “contemplate”, “continue”, “plan”, “forecast”, “project” and “believe” or other similar words and phrases may identify forward-looking statements. Persons reading this press release are cautioned that such statements are only predictions, and that the Corporation’s and the Company’s actual future results or performance may be materially different.

The Corporation’s business and operations, including its business and operations following the completion of the transactions described in this release, are and will be subject to a variety of risks, uncertainties and other factors. A number of factors, many of which are beyond our control, could cause actual results, events or developments, or industry results, to be materially different from any future results, events or developments expressed, implied or anticipated by such forward-looking statements, and so business and financial conditions and results of operations could be materially and adversely affected. Such factors include, among others, our need for capital, our ability to control operating costs and expenses, and to manage loan and lease delinquency rates; the credit risks of lending activities and overall quality of the composition of our loan, lease and securities portfolio; the impact of economic conditions, consumer and business spending habits, and real estate market conditions on our business and in our market area; changes in the levels of general interest rates, deposit interest rates, or net interest margin and funding sources; changes in banking regulations and policies and the possibility that any banking agency approvals we might require for certain activities will not be obtained in a timely manner or at all or will be conditioned in a manner that would impair our ability to implement our business plans; changes in accounting policies and practices; the inability of key third-party providers to perform their obligations to us; our ability to attract and retain key personnel; competition in our marketplace; war or terrorist activities; material differences in the actual financial results, cost savings and revenue enhancements associated with the acquisition described in this release; and other factors as described in our securities filings. All forward-looking statements and information set forth herein are based on management’s current beliefs and assumptions as of the date hereof and speak only as of the date they are made. The Corporation does not undertake to update forward-looking statements.

For a more complete discussion of the assumptions, risks and uncertainties related to the Corporation’s business, you are encouraged to review the Corporation’s filings with the Securities and Exchange Commission (the “SEC”), including our most recent annual report on Form 10-K, as well as any changes in risk factors that may be identified in quarterly or other reports filed with the SEC.

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